Exhibit 99.1
DESCRIPTION OF CAPITAL STOCK
The authorized capital stock of Robertson Global Health Solutions Corporation (“RGHS” or the “Company”) consists of 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of August 27, 2010, there were 11,543,369 shares of common stock issued and outstanding. No shares of preferred stock have been issued by RGHS.
Nevada law allows RGHS’s Board of Directors to issue additional shares of stock up to the total amount of common stock and preferred stock authorized without obtaining the prior approval of the shareholders.
PREFERRED STOCK
RGHS’s Board of Directors is authorized to provide for the issuance of Preferred Stock in one or more series and (i) to establish from time to time the number of shares to be included in each such series; (ii) to fix the voting powers, designations, powers, preferences and relative, participating, optional or other rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to, the dividend rights, dividend rate, conversion rights, conversion rates, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock. The Board may also increase or decrease the number of shares of a previously designated series. In case of a decrease, the shares constituting such decrease will return to the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
COMMON STOCK
Dividend Rights
Subject to any prior rights of any holders of preferred stock then outstanding, the holders of the common stock will be entitled to dividends when, as and if declared by RGHS’s Board of Directors out of funds legally available for dividends. Such dividends are non-cumulative. Dividends payable to the holders of Common Stock will be paid ratably to such holders in proportion to the number of shares of Common Stock (regardless of series) then held thereby.
Under Nevada law, dividends may be legally declared or paid only if after the distribution RGHS can pay its debts as they come due in the usual course of business, and RGHS’s total assets equal or exceed the sum of its liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of any holders of preferred stock then outstanding whose preferential rights are superior to those receiving the distribution.

Funds for the payment of dividends by RGHS are expected to be obtained primarily from dividends from one or more of its subsidiaries. There can be no assurance that RGHS will have funds available for dividends, or that if funds are available, that dividends will be declared by the its Board of Directors.
Voting Rights
Subject to the rights, if any, of holders of shares of preferred stock then outstanding, all voting rights are vested in the holders of shares of common stock. Each share of common stock entitles the holder to one vote on all matters, including the election of directors. Shareholders of RGHS do not have cumulative voting rights.
Preemptive Rights
Holders of common stock do not have preemptive rights.
Liquidation Rights
Subject to any rights of any preferred stock then outstanding, holders of common stock are entitled to share on a pro rata basis in the net assets of RGHS that remain after satisfaction of all liabilities.
CERTAIN CHARTER PROVISIONS
The following provisions of RGHS’s Amended and Restated Bylaws (the “Bylaws”) may delay, defer, prevent, or make it more difficult for a person to acquire RGHS or to change control of RGHS’s Board of Directors, reducing RGHS’s vulnerability to an unsolicited takeover attempt.
Classification of the Board of Directors
RGHS’s Amended and Restated Bylaws (“Bylaws”) provide for the Board of Directors to be divided into three classes with staggered terms; each class to be as nearly equal in number as possible. Each director is elected for a three year term. Approximately one-third of the Board positions are filled by a shareholder vote each year. Any vacancies in the Board, or newly created director positions, may be filled by vote of the directors then in office. The Bylaws and Articles provide that the number of directors shall be fixed by majority of the Board at no fewer than three.
Removal of Directors
The Nevada Private Corporations Act and our Bylaws provide that shareholders may remove a director with or without cause upon the vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote. Our Bylaws provide that the Board of Directors, by majority vote, may declare vacant the office of a director who has been convicted of a felony or who has been declared incompetent by an order of a court of competent jurisdiction.

Filling Vacancies on the Board of Directors
The Company’s Bylaws provide that any vacancies in the Board of Directors, or newly created director positions, may be filled by vote of the directors then in office. A new director chosen to fill a vacancy on the Board of Directors will serve for the remainder of the full term of the class in which the vacancy occurred. If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders constitute less than a majority of the directors then in office, any holder or holders of an aggregate of at least fifteen percent (15%) of the total voting power entitled to vote may call a special meeting of the shareholders to elect the entire Board of Directors. The term of office of any director shall terminate upon such election of a successor.
Nominations of Director Candidates
The Company’s Bylaws include a provision governing nominations of director candidates. Nominations for the election of directors may be made by the Board of Directors, a nominating committee appointed by the Board of Directors, or any shareholder entitled to vote for directors. In the case of a shareholder nomination, the Bylaws provide certain procedures that must be followed. Specifically, a shareholder must provide written notice of his or her intent to make a nomination or nominations to the secretary of the Company. Generally, such notice must be received by the secretary at least 90 days prior to the meeting. However, in the event the Company provides less than 100 days’ notice or prior public disclosure of the date of the meeting, a shareholder may provide its nomination notice to the secretary of the Company no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The notice must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder; (d) any other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Company if so elected.

Certain Shareholder Action
The Company’s bylaws provide that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent to such action is signed by the holders of the voting power of the Company that would be required at a meeting to take such action. Whenever action is taken by written consent, a meeting of shareholders need not be called or notice given. The written consent may be signed in counterparts and must be filed with the minutes of the proceedings of the shareholders.
Special meetings of the shareholders may be called by the chairman, the president or the Board of Directors and must be called by the chairman, the president or the Board of Directors at the written request of the holders of not less than 51% of the voting power of any class of the Company’s stock entitled to vote. No business will be acted upon except business that has been properly brought before a meeting.
To be properly brought before a meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (b) properly brought before the meeting by or at the direction of the Board; (c) properly brought before the meeting without notice as provided in Section 1.05 of the Bylaws; or (d) properly brought before an annual meeting by a shareholder, and if and only if the notice of a special meeting provides for business to be brought before the special meeting by shareholders, properly brought before the special meeting by a shareholder.
Specifically, a shareholder must provide timely written the proposed business to the secretary of the Company. Generally, such notice must be received by the secretary at least 90 days prior to the meeting. However, in the event the Company provides less than 100 days’ notice or prior public disclosure of the date of the meeting, a shareholder may provide its notice to the secretary of the Company no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must set forth as to each matter the shareholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business; (c) the class and number of shares of the Company which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business.
Notwithstanding anything in the Bylaws to the contrary, the Company is be under no obligation to submit for action any shareholder proposal at any meeting of shareholders that the Company would otherwise be permitted to omit in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

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